UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 23, 2004

Eagle Family Foods Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-50305-01	13-3983598
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Eagle Family Foods, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-50305	13-3982757
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

735 Taylor Road, Suite 200, Gahanna, Ohio	43230
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (614) 501-4200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On November 23, 2004, Eagle Family Foods, Inc. (“Eagle”) and Eagle Family Foods Holdings, Inc. (“Holdings,” and together with Eagle, the “Company”) entered into a Second Amendment to Financing Agreement (the “Amendment”) by and among Eagle, Holdings, each subsidiary of Holdings listed as a guarantor on the signature pages thereto, the financial institutions from time to time party thereto (the “Lenders”), Fortress Credit Opportunities I LP, as collateral agent for the Lenders and Congress Financial Corporation (Central), as administrative agent for the Lenders. The Financing Agreement was filed as Exhibit 99.1 to the Current Report on Form 8-K filed by Holdings and Eagle on March 25, 2004 and the First Amendment to Financing Agreement was filed as Exhibit 4.1 to the Current Report on Form 8-K filed by Holdings and Eagle on September 22, 2004.

The Amendment, among other things, (i) temporarily increases the credit commitment under the revolving B loan to $63,000,000 beginning on January 1, 2005 until and including December 31, 2005, (ii) expressly permits the acquisition by the Company of a manufacturing plant located in El Paso, Texas (the “Plant”), (iii) expressly permits the issuance of shares by Holdings of its capital stock to Dairy Farmers of America Inc., and/or one or more of its affiliates and (iv) amends the financial covenants to, among other things, include the impact of the Plant in the Company’s business. The description of the Amendment contained herein is qualified in its entirety by reference to the Amendment, a copy of which is attached hereto as Exhibit 10.3 and is incorporated herein by reference.

On November 23, 2004, the Company also entered into an Executive Employment Agreement (the “Employment Agreement”) with Craig A. Steinke, the President and Chief Executive Officer of the Company. The term of the Employment Agreement runs until the first anniversary of the date of signing and is automatically renewed for successive one year terms unless and until either party delivers notice of termination within ninety days of the expiration of the then current term.

Pursuant to the Employment Agreement, Mr. Steinke will continue to serve as the President and Chief Executive Officer of the Company and as a director on the Company’s Board of Directors (the “Board”). The Employment Agreement provides for an annual base salary of $324,700 which can be increased (but not decreased) at the discretion of the Board. The Employment Agreement also provides that Mr. Steinke will be eligible to receive an annual incentive bonus of up to 100% of his base salary, based upon Company and individual performance. Mr. Steinke is also eligible to participate in the Company’s employee benefit programs, including a monthly automobile allowance. Mr. Steinke will also receive restricted stock award, as described further below.

Mr. Steinke will be entitled to severance benefits upon the termination of his employment under certain circumstances. The Employment Agreement provides that in the event that Mr. Steinke’s employment terminates due to death, Mr. Steinke’s beneficiaries are entitled to a pro rata portion of his bonus for the year of termination and his base salary through the end of the month of his death. In the event that Mr. Steinke is terminated due to a disability (as defined in the Employment Agreement), he is entitled to receive any unpaid base salary for the month of termination, continuation of base salary for six months, and a pro rata bonus for the year of termination. In the event of a termination by the Company for Cause (as defined in the Employment Agreement) or by Mr. Steinke without Good Reason (as defined in the Employment Agreement), Mr. Steinke is entitled to any accrued but unpaid salary or benefits through the date of termination. In the event that Mr. Steinke is terminated by the Company without Cause, by Mr. Steinke with Good Reason, or upon non-renewal of the Employment Agreement by the Company, Mr. Steinke is entitled to base salary and all unpaid bonuses through the date of termination, a lump sum payment in an amount equal to the sum of Mr. Steinke’s annual base salary in effect at termination and the bonus for the previous fiscal year. In addition, Mr. Steinke is entitled to outplacement assistance. The Company will also maintain Mr. Steinke’s medical and life insurance benefits until the earlier of 18 months or until he finds other employment with comparable benefits.

Mr. Steinke is prohibited from competing with the Company in any state in the United States in which the Company is engaged in business during the term and for the one year following the date of Mr. Steinke’s termination of employment. The Employment Agreement also provides that Mr. Steinke agrees not to divulge confidential information of the Company. The Employment Agreement is filed herewith as Exhibit 10.1.

Pursuant to the terms of a Restricted Stock Agreement between the Company and Holdings, as executed by the parties on November 23, 2004 (the “Restricted Stock Agreement”), Mr. Steinke has been granted a restricted stock award under the Eagle Family Foods Holdings, Inc. 1998 Stock Incentive Plan of 50,700 shares of the Common Stock of Holdings. The award is forfeitable by Mr. Steinke until the completion of a specified period of future service (the “Restricted Period”), subject to the occurrence of specific events. The Restricted Period will lapse, and the restricted stock will vest and become nonforfeitable, in three equal annual installments on the first, second and third anniversaries of the date on which the restricted stock is granted to Mr. Steinke. In the event Mr. Steinke’s employment is terminated by the Company without Cause, by Mr. Steinke for Good Reason, or due to Mr. Steinke’s death or disability, the unvested installment of the restricted stock that would have become vested and nonforfeitable on the next following anniversary of the grant date will vest and become nonforfeitable on such anniversary date. In the event the Company provides written notice to Mr. Steinke and elects not to extend the term of the Employment Agreement, the unvested installment of the restricted stock that would have become vested and nonforfeitable on the next following anniversary of the grant date will vest and become nonforfeitable on such anniversary date. In the event Mr. Steinke voluntarily terminates his employment with the Company without Good Reason, or the Company terminates Mr. Steinke for Cause, all further vesting with respect to the restricted stock will cease. In the event of a Company Sale (as defined in the Restricted Stock Agreement), all unvested installments of the restricted stock will become immediately vested and nonforfeitable. The Restricted Stock Agreement is filed herewith as Exhibit 10.2.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On November 23, 2004, the Company consummated the transactions contemplated by that certain Asset Purchase Agreement, (the “Purchase Agreement”), dated as of November 18, 2004, by and among Holdings, Eagle, Dairy Farmers of America, Inc. (“DFA”) and Mid-Am Capital, L.L.C. (“Mid-Am”). Pursuant to the Purchase Agreement, Eagle purchased the Plant from DFA and DFA and Mid-Am, an affiliate of DFA, paid an aggregate of $16 million to the Company in exchange for the issuance of shares of Common Stock of Holdings to DFA and shares of a new series of Preferred Stock of Holdings to Mid-Am. As a result of the transaction, DFA owns an interest of approximately 44% of the voting equity of Holdings. Of the $16 million paid to the Company, $14 million will be used to effect a refurbishment of the Plant by the Company and the remaining $2 million will be used for general working capital purposes. The Purchase Agreement is filed herewith as Exhibit 10.4 and incorporated herein by reference.

As a condition to closing, Eagle also entered into (i) a Milk Supply Agreement, filed herewith as Exhibit 10.5 and incorporated herein by reference, relating to the sale by DFA to Eagle of raw milk, on an ongoing basis, for processing by Eagle at the Plant, and (ii) a Tolling Agreement, filed herewith as Exhibit 10.6 and incorporated herein by reference, relating to the supply by DFA of excess raw milk to be converted into bulk condensed milk and skim milk powder and delivered to DFA by Eagle.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Pursuant to the terms of the Purchase Agreement, Holdings also entered into an Amended and Restated Stockholders Agreement (the “Stockholders Agreement”) on November 23, 2004, by and among Holdings, Eagle and the other parties signatory thereto. In accordance with the terms of the Stockholders Agreement, on November 23, 2004, Gerald L. Bos was elected to the Board of Directors of Holdings by the unanimous written consent of the stockholders of Holdings. Pursuant to the Stockholders Agreement, for so long as DFA beneficially owns at least 10% of the outstanding common stock of Holdings on a fully diluted basis, DFA has the right to designate one director to the Board of Directors of Holdings. The Stockholders Agreement is filed herewith as Exhibit 10.7 and incorporated herein by reference.

The Board of Directors of Holdings does not have committees.

Item 8.01. Other Events.

(a) Pursuant to the terms of the Purchase Agreement, on November 23, 2004, Holdings effected a recapitalization (the “Recapitalization”) of its existing Common Stock, Series A Non-Voting Preferred Stock and Series B Non-Voting Preferred Stock (the “Recapitalization”), In order to effect the Recapitalization, Holdings (i) amended its Amended and Restated Certificate of Incorporation (as amended on November 23, 2004, the “Certificate of Incorporation”) to provide for the authorization of new Common Stock and of its Series I Non-Voting Preferred Stock and (ii) entered into Contribution and Exchange Agreements (together, the “Contribution and Exchange Agreements”) with its existing equity holders (the “Existing Stockholders”), Warburg, Pincus Ventures, L.P., GE Investment Private Placement Partners II, a Limited Partnership, and Mr. Craig A. Steinke, Chief Executive Officer, Chief Financial Officer and President of Holdings pursuant to which the Existing Stockholders contributed and exchanged their existing shares of Common Stock, Series A Non-Voting Preferred Stock and Series B Non-Voting Preferred Stock, as applicable, for shares of new Common Stock. The Certificate of Incorporation and the Contribution and Exchange Agreements are filed herewith as Exhibits 3.1, 10.8 and 10.9, respectively.

In addition, as a condition to closing Holdings entered into an Amended and Restated Registration Rights Agreement (the “Registration Rights Agreement”), dated as of November 23, 2004 by and among Holdings, the Existing Stockholders, DFA and Mid-Am, pursuant to which DFA and Mid-Am were granted registration rights along with the Existing Stockholders. The Registration Rights Agreement is filed herewith as Exhibit 10.10.

Item 9.01. Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

The financial statements if required by this item will be filed by an amendment to this Current Report on Form 8-K as soon as practicable, but not later than 71 days after the date of this filing.

(b) Pro forma financial information.

The pro forma financial statements if required by this item will be filed by an amendment to this Current Report on Form 8-K as soon as practicable, but not later than 71 days after the date of this filing.

(c) Exhibits.

The following exhibits are filed as part of this report:

Exhibit	Description
3.1	Second Amended and Restated Certificate of Incorporation of Eagle Family Foods Holdings, Inc., dated November 23, 2004.

10.1	Executive Employment Agreement, dated as of November 23, 2004 by and among Eagle Family Foods Holdings, Inc., Craig A. Steinke, Warburg, Pincus Ventures, L.P. and GE Investment Private Placement Partners II and Dairy Farmers of America, Inc.

10.2	Restricted Stock Agreement, dated as of November 23, 2004 by and among Eagle Family Foods Holdings, Inc. and Craig A. Steinke.

10.3	Second Amendment to Financing Agreement dated as of November 23, 2004 by and among Eagle Family Foods Holdings, Inc. (“Holdings”), Eagle Family Foods, Inc., each subsidiary of Holdings listed as a guarantor on the signature pages thereto, the financial institutions from time to time party thereto (the “Lenders”), Fortress Credit Opportunities I LP, as collateral agent for the Lenders and Congress Financial Corporation (Central), as administrative agent for the Lenders.

10.4	Asset Purchase Agreement, dated as of November 18, 2004, by and among Dairy Farmers of America, Inc., Mid-Am Capital, L.L.C., Eagle Family Foods Holdings, Inc. and Eagle Family Foods, Inc. (incorporated herein by reference to Exhibit 10.1 of the Current Report on Form 8-K filed by Holdings and Eagle on November 22, 2004).

10.5	Milk Supply Agreement, dated as of November 23, 2004, by and between Eagle Family Foods, Inc. and Dairy Farmers of America, Inc.

10.6	Tolling Agreement, dated as of November 23, 2004, by and between Eagle Family Foods, Inc. and Dairy Farmers of America, Inc.

10.7	Amended and Restated Stockholders Agreement, dated as of November 23, 2004, by and among Eagle Family Foods Holdings, Inc., Dairy Farmers of America, Inc. and the other parties signatory thereto.

10.8	Contribution and Exchange Agreement, dated as of November 23, 2004, by and among Eagle Family Foods Holdings, Inc., Warburg, Pincus Ventures, L.P. and GE Investment Private Placement Partners II.

10.9	Contribution and Exchange Agreement, dated as of November 23, 2004, by and between Eagle Family Foods Holdings, Inc. and Craig A. Steinke.

10.10	Amended and Restated Registration Rights Agreement, dated as of November 23, 2004 by and among Eagle Family Foods Holdings, Inc., Craig A. Steinke, Warburg, Pincus Ventures, L.P. and GE Investment Private Placement Partners II, Dairy Farmers of America, Inc., and Mid-Am Capital, L.L.C.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

EAGLE FAMILY FOODS HOLDINGS, INC.
EAGLE FAMILY FOODS, INC.

Date: November 30, 2004	By:	/s/ Craig A. Steinke
	Name:	Craig A. Steinke
	Title:	President and Chief Executive
Officer and Chief Financial Officer